UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2014

Inventure Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5415 E. High St., Suite 350, Phoenix, AZ	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (623) 932-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

(a)                                 The Annual Meeting of Stockholders of Inventure Foods, Inc. (the “Company”) was held on May 14, 2014 (the “Meeting”).

(b)                                 At the Meeting, the Company’s stockholders voted upon:

(1)         The election of seven nominees to the Board of Directors, each to serve until the next annual meeting and until their successors have been elected and qualified. The voting results for each nominee were as follows:.

Name of Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Ashton D. Asensio	13,142,156	1,043,637	3,511,784
Timothy A. Cole	13,139,706	1,046,087	3,511,784
Macon Bryce Edmonson	12,596,851	1,588,942	3,511,784
Harold S. Edwards	8,744,280	5,441,513	3,511,784
Paul J. Lapadat	13,020,150	1,165,643	3,511,784
Terry McDaniel	13,106,001	1,079,792	3,511,784
David L. Meyers	13,021,340	1,164,453	3,511,784

Following each of his election as a director, the Board of Directors appointed Mr. Edwards to serve on the Audit Committee and Mr. Cole to serve on the Compensation Committee.

(2)         The ratification of the selection of Moss Adams LLP as independent public accountants for fiscal year 2014. The voting results were as follows:

Votes Cast For	Votes Cast Against	Abstain	Broker Non-Votes
15,990,257	73,248	1,634,072	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inventure Foods, Inc.
(Registrant)

Date: May 16, 2014	/s/ Steve Weinberger
(Signature)

Steve Weinberger
Chief Financial Officer